Exhibit 10.21
AGREEMENT
     AGREEMENT, dated as of January 18, 1999, among TANDEM HEALTH CARE, INC., a Pennsylvania corporation (the “Company”), BEHRMAN CAPITAL II L.P., a Delaware limited partnership (“Behrman”), STRATEGIC ENTREPRENEUR FUND II, L.P., a Delaware limited partnership (collectively with Behrman, the “Purchasers”), and Lawrence E. Deering and Joseph D. Conte (collectively, the “Founders” and collectively with the Purchasers the “Stockholders”).
     WHEREAS, the Stockholders are parties to a Stockholders Agreement dated March 25, 1998 (the “Stockholders Agreement”); and
     WHEREAS, the Purchasers are parties to a Securities Purchase Agreement dated as of March 25, 1998 pursuant to which the Purchasers have purchased and have agreed to purchase Preferred Stock (as defined in the Stockholders Agreement); and
     WHEREAS, the Company has entered into an agreement with Smith/Packett Med-Com, Inc. (the “SPMC Agreement”) that provides, among other things, for the issuance of warrants for up to 189,516.6 shares of common stock of the Company to Smith/Packett Med-Com, Inc. on the terms and conditions set forth in the SPMC Agreement (the “Warrants”).
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:
     1. Definitions. Capitalization terms used herein and not otherwise defined shall have the meanings set forth in the Stockholders Agreement.
     2. Issuances of Warrants to Smith/Packett. The Stockholders confirm and agree that issuance of the Warrants pursuant to the SPMC Agreement shall be excluded from the anti-dilution protections provided in Section 4 of the Company’s Articles of Incorporation (the “Articles”) and shall be treated as if such issuance were governed by Section 4F of the Articles.
     3. Waiver of Participation Rights. The Stockholders hereby waive the Participation Rights under Section 3 of the Stockholders Agreement with respect to (and only with respect to) the Warrants.
     4. Miscellaneous.
          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, heirs and assigns of the parties hereto whether so express or not.
          (b) This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to its principles of conflicts of law.
          (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in a writing executed by the parties.

          (d) Except as modified herein, the terms of the Stockholders Agreement continue to be in full force and effect.
          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TANDEM HEALTH CARE, INC.

By:	/s/ Lawrence R. Deering
Chairman and Chief Executive Officer

BEHRMAN CAPITAL II L.P.

By:	Behrman Brothers, L.L.C.
General Partner

By:	/s/ Darryl Behrman
Managing Member

STRATEGIC ENTREPRENEUR FUND II, L.P.

By:	/s/ Darryl Behrman
General Partner

/s/ Lawrence R. Deering
Lawrence R. Deering

/s/ Joseph D. Conte
Joseph D. Conte